UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2008

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations
Item 1.01  Entry into a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation ("Blackhawk") retained John W. Loofbourrow Associates, Inc. ("JWL") to act as placement agent to raise equity capital for Blackhawk pursuant to an agreement dated April 9, 2008 ("JWL Agreement") which was executed on April 14, 2008. The term of the JWL Agreement is sixty (60) days. JWL has solicited interest from a limited number of potential investors who are "accredited investors" in connection with raising equity capital for Blackhawk in its Regulation E offering. In return for JWL's services, Blackhawk will pay JWL a cash fee (“Placement Agent Fee”) equal to ten percent (10%) of the purchase price ($1.00 per share) of any securities placed by JWL. Blackhawk does not have to reimburse JWL for its expenses. The JWL Agreement also provides that for a period of up to five (5) years from the termination date of the JWL Agreement, if JWL enters into a selling group in any subsequent securities offerings of Blackhawk, then JWL shall receive additional financing fees if Blackhawk sells securities to those investors previously introduced by JWL. The additional fees payable to JWL will be at the same rate as any underwriting or placement fees that are listed in any Blackhawk future offering circular or prospectus.

The JWL Agreement further provides that Blackhawk shall have the right to identify investors with which it has affiliations who would be suitable accredited investors for its Regulation E offering ("Company-Introduced Investors"). In the event that Blackhawk decides that these investors are suitable for the offering and these investors purchase securities in the offering, no fees shall be due to JWL respecting Securities purchased by Company-Introduced Investors.

The JWL Agreement was amended on June 30, 2008 pursuant to an amendment (“Amendment”) executed by Blackhawk and JWL. The Amendment acknowledges that the JWL Agreement expired on June 18, 2008 (“Expiration Date”) and that JWL is entitled to receive Placement Agent Fees with respect to purchases by investors that purchased their shares after the Expiration Date but were introduced to Blackhawk by JWL before the Expiration Date.

Section 3 Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

(a) Between June 11, 2008 and July 14, 2008, Blackhawk sold an aggregate of 600,000 shares of its Common Stock, at a purchase price of $1.00 per share, to three (3) accredited investors for an aggregate amount of $600,000. The sale of shares of Common Stock was made pursuant to the Offering by Blackhawk under Regulation E under the Securities Act.

(b) The 600,000 shares sold in the Regulation E offering and described in item (a) above represent approximately 1.85% of the Company's outstanding shares of Common Stock as of July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2008	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala Chief Executive Officer